UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On June 17, 2011, we entered into a Bridge Loan and Warrant Amendment Agreement (the “Agreement”) with Robert S. Trump; Focus Fund L.P.; Hughes Capital; Scott A. Fine; Peter J. Richards, Empire Capital Partners, LP; Empire Capital Partners, Ltd; and Empire Capital Partners Enhanced Master Fund, Ltd (collectively, the “Investors”), who hold warrants for the purchase in the aggregate, of 22,379,232 shares of our Common Stock (collectively, the “Warrants”):

Pursuant to the Agreement, the Investors made loans to us in the respective principal amounts set forth below opposite the name of each Investor, against our issuance to each Investor our Promissory Note (collectively, the “Notes”) in such amount:

Noteholder	Principal Amount of Note
Robert S. Trump	$1,522,443.00
Focus Fund L.P.	$390,000.00
Hughes Capital	$20,000.00
Scott A. Fine	$65,000.00
Peter J. Richards	$65,000.00
Empire Capital Partners, LP	$285,728.69
Empire Capital Partners, Ltd	$284,584.43
Empire Capital Partners Enhanced Master Fund, Ltd	$276,543.54

Pursuant to the Agreement, we agreed, subject to the satisfaction of certain conditions, to amend the Warrants (i) to provide that they will be exercisable for the purchase of shares of our Series B Convertible Preferred Stock (the “Series B Stock”) instead of Common Stock (with the number of shares of the Series B Stock determined by dividing by ten (10) the number of shares of Common Stock for which the Warrants are currently exercisable) and (ii) to change the exercise prices of all Warrants (which currently range from $0.30 to $1.82 per share of Common Stock) to $1.30 per share of Series B Stock (the equivalent of $0.13 per Common-equivalent share).  The Investors agreed, subject to the satisfaction of certain conditions, to exercise all of the Warrants.  The principal amount of the Notes is equal to the aggregate exercise price of the Warrants (after they are amended as described above).

The terms of the Series B Stock as set forth in our Certificate of Incorporation, as amended, include anti-dilution provisions which automatically reduce, on a weighted-average formula basis, the conversion price of the Series B Stock (currently $2.40 per share, or $0.24 per Common-equivalent share) in the event we issue shares of Common Stock (or securities exercisable for, or convertible into, shares of Common Stock) at an issuance, exercise or conversion price that is less than $0.24 per share.  The amendment and exercise of the Warrants as contemplated by the Agreement would, under the current applicable provisions of our Certificate of Incorporation, trigger a reduction in the conversion price of all outstanding shares of Series B Stock.  Consequently, the Agreement provides that the amendment and exercise of the Warrants will not be effective unless and until the anti-dilution provisions of the Series B Stock are waived.  Because the terms of our Series B Stock do not include a provision for the waiver of the anti-dilution provisions, in order to implement fully the Agreement and to consummate the amendment and exercise of the Warrants contemplated thereby, it will be necessary for us to amend our Certificate of Incorporation to permit such a waiver.  In the Agreement, the Investors (i) consented to the amendment of our Certificate of Incorporation to add a provision excluding from the application of the anti-dilution provisions any transaction that is approved by the holders of a majority of the outstanding shares of Series B Stock and (ii) subject to the effectiveness of such amendment, waived the application of the anti-dilution provisions with respect to the amendment and exercise of the Warrants.  Because stockholders holding sufficient shares of our voting stock to effect the proposed amendment and waiver have given their consent, we do not intend to submit the matter to a vote at a stockholders’ meeting or otherwise to solicit generally the votes of our stockholders with respect to the proposed amendment and waiver.  Prior to filing the proposed amendment to our Certificate of Incorporation we will prepare an information statement for our stockholders which will be filed with the Securities and Exchange Commission (the “SEC”).  The information statement and other relevant documents filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov and stockholders will also be able to obtain copies of the information statement and other relevant documents free of charge by directing their requests to ThermoEnergy Corporation., 124 West Capitol Avenue, Suite 880, Little Rock, Arkansas 72201, Attention: Investor Relations.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Notes are payable on demand at any time on or after February 29, 2012 (the “Maturity Date”).  They do not bear interest until the Maturity Date and will bear interest at the rate of 10% per annum from and after the Maturity Date.  This Notes may not be prepaid, in whole or in part, without the prior written consent of the Investors.  The Investors have agreed to surrender the Notes in payment of the exercise price for Warrants if and when the conditions to their amendment and exercise have been satisfied.  The Notes contain other conventional terms, including events of default upon the occurrence, and during the continuation, of which the Notes will bear interest at the rate of 10% per annum.

We intend to use a portion of the proceeds from the issuance of the Notes to make payments in the aggregate amount of $1,567,837.39 on the convertible promissory notes (the “CASTion Notes”) held by BancBoston Ventures, Inc.; BCLF Ventures I, LLC; Essex Regional Retirement Board; Massachusetts Technology Development Corporation; and Spencer Trask Specialty Group, LLC (collectively, the “CASTion Noteholders”) in connection with our acquisition from the CASTion Noteholders, in July 2007, of a controlling equity interest in our subsidiary, CASTion Corporation.  The CASTion Notes provide, in part, that if, on or before July 5, 2011, we make any payments of principal or accrued interest on the such notes, then simultaneously with the making of such payment a portion of the remaining principal and accrued and unpaid interest in an amount equal to the amount of such payment shall automatically convert into shares of Series B Stock at the rate of $2.40 per share.  Our proposed payment, combined with the conversion of an equal amount of principal into shares of Series B Stock, will result in the CASTion Notes being paid in full.  The payment in full of the CASTion Notes will trigger the automatic conversion into shares of Series B Stock, at the rate of $2.40 per share, of our Restated Notes held by the Investors and by The Quercus Trust (the “Investors’ Notes”).  The aggregate principal amount of, and accrued interest on, the Investors’ Notes is approximately $2,899,852.92.  The partial repayment and partial conversion of the CASTion Notes, combined with the conversion of the Investors’ Notes, will result in an immediate reduction in the aggregate amount of $6,035,527.69 of the principal of, and accrued interest on, our outstanding debt.

The Bridge Loan and Warrant Amendment Agreement and the form of the Notes are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.  The form of the CASTion Notes was filed as Exhibit 10.2, to our Current Report on Form 8-K filed January 14, 2011 and the form of the Investors’ Notes was filed as Exhibit 10.2, to our Current Report on Form 8-K filed March 3, 2011.  The foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description
10.1
Bridge Loan and Warrant Amendment Agreement by and among ThermoEnergy Corporation and Robert S. Trump; Focus Fund L.P.; Hughes Capital; Scott A. Fine; Peter J. Richards, Empire Capital Partners, LP; Empire Capital Partners, Ltd; Empire Capital Partners Enhanced Master Fund, Ltd (the “Investors”)

10.2	Form of Promissory Notes issued pursuant to the Bridge Loan and Warrant Amendment Agreement by and among ThermoEnergy Corporation and the Investors identified above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2011

THERMOENERGY CORPORATION
(Registrant)

By:  /s/ Cary G. Bullock
Name: Cary G. Bullock
Title: President and Chief Executive Officer